UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 21, 2010

DITECH NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26209	94-2935531
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

825 E. Middlefield Road

Mountain View, Ca. 94043

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 623-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Officer Compensation

On May 21, 2010, the Compensation Committee of the Board of Directors of Ditech Networks, Inc., took the following actions:

1.    Determined that no executive officer bonuses had been achieved in fiscal 2010, and therefore none would be paid;

2.    Determined that executive officer salaries for fiscal 2011 would remain unchanged from fiscal 2010.  The fiscal 2011 salaries for Ditech Networks’ named executive officers (the executive officers appearing in the summary compensation table in Ditech Networks’ latest proxy statement) remain as follows:

Named Executive Officer	Title	Fiscal 2011 Annual Salary

Todd Simpson	Chief Executive Officer and President	$325,000
William Tamblyn	Executive Vice President, Chief Financial Officer and Chief Operating Officer	$266,400

3.    Established the Ditech Networks, Inc. 2011 Executive Bonus Plan, as follows:

Ditech Networks, Inc. 2011 Executive Bonus Plan

The 2011 Executive Bonus Plan provides for the payment of an annual cash bonus for each Ditech Networks executive officer based on an individual target bonus amount.  The 2011 target bonus amounts for the named executive officers are as follows:

Named Executive Officer	Title	Target Bonus Amount

Todd Simpson	Chief Executive Officer and President	$243,750
William Tamblyn	Executive Vice President, Chief Financial Officer and Chief Operating Officer	$159,840

No bonuses will be paid for fiscal 2011 if Ditech Networks’ actual Operating Performance (GAAP operating profit/(loss) for fiscal 2011 adjusted to reverse the ASC 718 non-cash expense charge) does not meet or is not better than target Operating Performance as set forth in Ditech Networks’ 2011 Operating Plan.

Each executive officer’s total payout is capped at 200% of target bonus.

Each executive’s bonus will be earned based on (a) company performance as against Ditech Networks’ 2011 Operating Plan, (b) individual performance as against established individual goals, and (c) a discretionary portion.  Weighting of these components is as follows:

Weighting:

Revenue	40%
Operating Performance (1)	30%
Individual Goals	20%
Discretionary Bonus	10%
Total	100%

(1)           Operating Performance is GAAP operating profit/(loss) adjusted to reverse the ASC 718 non-cash expense charge for the period.

Revenue Component of Executive’s Bonus:

No pay out if actual revenue does not exceed at least 80% of target revenue as set forth in Ditech Networks’ 2011 Operating Plan.

For every percentage point actual revenue exceeds 80% of target revenue as set forth in Ditech Networks’ 2011 Operating Plan, the executive will earn 5% of the portion of target bonus allocated to the revenue component.

Operating Performance Component of Executive’s Bonus:

If actual Operating Performance meets or is better than target Operating Performance as set forth in Ditech Networks’ 2011 Operating Plan, 100% of this component will be paid.

Individual Goals:

Yet to be determined.

Discretionary Bonus:

The Compensation Committee will retain the discretion to determine, in its sole and absolute discretion, following the completion of 2011, the remainder of the executive officer bonuses.

Executive Officer Severance Arrangements

On May 27, 2010, the Board of Directors of Ditech Networks, Inc., upon the recommendation of the Compensation Committee of the Board of Directors, amended and restated the Ditech Networks, Inc. Amended and Restated Change in Control Severance Benefit Plan (the “Severance Plan”).  Prior to this amendment and restatement, the Severance Plan provided severance benefits to the Chief Executive Officer and Chief Financial Officer, in the event of a termination of a employment of the executive officer within one month prior to, or 12 months following, a change in control of Ditech Networks.  The benefits that would accrue included 12 months base salary and the pro rata portion of the target bonus for the year.

The Severance Plan, as amended and restated on May 27, 2010, provides the following severance benefits to the Ditech Networks named executive officers:

Named Executive Officer	Termination of Employment not in Connection With a Change of Control	Termination of Employment in Connection With a Change of Control

Todd Simpson, CEO and President

•      12 months base salary

•      Up to 18 months COBRA premiums

•      Up to $5,000 outplacement services

•      Vesting of 50% of unvested equity awards

•      One-year post-termination exercisability of underwater equity awards

•      18 months base salary

•      1.5 times target or past average actual bonus

•      Up to 18 months COBRA premiums

•      Up to $5,000 outplacement services

•      Vesting of 100% of unvested equity awards

•      One-year post-termination exercisability of underwater equity awards

William Tamblyn, EVP, CFO and COO

•      6 months base salary

•      Up to 18 months COBRA premiums

•      Up to $3,500 outplacement services

•      Vesting of 50% of unvested equity awards

•      One-year post-termination exercisability of underwater equity awards

•      12 months base salary

•      1.0 times target or past average actual bonus

•      Up to 18 months COBRA premiums

•      Up to $3,500 outplacement services

•      Vesting of 100% of unvested equity awards

•      One-year post-termination exercisability of underwater equity awards

One additional executive officer also participates in the Severance Plan at benefit levels equal to or less than those pertaining to Mr. Tamblyn.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DITECH NETWORKS, INC.

Dated: May 27, 2010	By:	/s/ William J. Tamblyn
William J. Tamblyn
Executive Vice President and Chief Financial Officer